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                                                 EXHIBIT 10(e)(2)
                                                 ----------------

                  MARITIME OVERSEAS CORPORATION
                        511 FIFTH AVENUE
                      NEW YORK, N.Y.  10017


                                             As of August 9, 1973


Overseas Shipholding Group, Inc.
511 Fifth Avenue
New York, N.Y.  10017


Gentlemen:

     We wish to confirm our agreement that so long as we continue to serve as agents for the management and operation of ships and as ship and chartering broker for Overseas Shipholding Group, Inc. ("OSG"), its subsidiaries and 50%-owned corporations (collectively the "OSG Group of Companies"), we shall offer to OSG for itself or for such of the OSG Group of Companies as OSG may designate, a right of first refusal on all transactions (including charters, contracts of affreightment, acquisition of vessels and newbuildings) which become available to Maritime Overseas Corporation, of which one of the OSG Group of Companies is able to avail itself and which the Board of OSG determines might be suitable for the OSG Group of Companies. Such offers shall be communicated promptly to such officer or officers of OSG as may be designated from time to time by the Board of Directors of OSG. It is, of course, understood that the standards of suitability for the OSG Group of Companies will be reviewed periodically by OSG's Board of Directors and, therefore, may be subject to change from time to time.

                                   Very truly yours,

                                   MARITIME OVERSEAS CORPORATION



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